Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Exhibit 10.9

SUPPLY AGREEMENT

(the “Agreement”)

Agreement made as of November 12th, 2019 (“Effective Date”)

Between

TWIST BIOSCIENCE CORPORATION, a company constituted under the laws of the State of Delaware, USA, having a place of business at [**] (hereinafter to be referred to as the “Twist”),

and

SOPHiA GENETICS SA, a company constituted under the laws of Switzerland, having a place of business at Rue du Centre 172, CH-1025 Saint-Sulpice, Switzerland (hereinafter to be referred to as the “SOPHiA”).

(hereinafter collectively referred to as the “Parties” or individually as a “Party”)

WHEREAS Twist develops and commercializes DNA products including but not limited to target enrichment and library construction reagent sets;

WHEREAS SOPHiA wishes to purchase from Twist certain products as defined herein for distribution in combination with SOPHiA’s product and Twist is willing to supply and sell the same to SOPHiA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	DEFINITIONS

In this Agreement, each of the terms listed below has the following meaning:

1.1.

“Affiliate” shall mean, with respect to a Party, any corporation, partnership or other business organization which such Party directly or indirectly controls or any company by which such Party is controlled by or is under common control with or any organization the majority ownership of which is directly or indirectly common to the majority ownership of such Party hereto for so long as such control exists. For the purpose of this Agreement “control” shall mean the holding of 50% (fifty percent) or more of the voting stock or other ownership interests of the corporation or business entity involved.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

1.2.	“Calendar Year” shall mean a period from January 1st until December 31st of each year.

1.3.	“Products” (or “Product”) shall mean the goods of Twist as listed in Schedule A of this Agreement.

1.4.

“SOPHiA Product” shall mean SOPHiA GENETICS’ bundle solutions, combining capture-based next-generation sequencing assays with SOPHiATM artificial intelligence to enable superior detection of genomic variants.

1.5.	“Combined Product” shall mean the meaning set forth in Section 2.1.

1.6.	“Denied Transaction” shall have the meaning as set forth in Section 2.3.

1.7.	“Effective Date” shall mean the date first written above.

1.8.	“End User” shall mean any person or entity receiving, possessing, reselling, distributing or using Products or Combined Products, other than SOPHiA or Twist.

1.9.	“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

1.10.

“Public Official” shall mean official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office.

1.11.	“Forecast” shall have the meaning set forth in Section 2.10.

1.12.	“Recall” shall mean a recall, safety alert, stock recovery, product withdrawal, field correction or other similar corrective action with respect to a Product under applicable law.

1.13.	“Specifications” shall mean the specifications described in Schedule C to this Agreement.

1.14.

“Technical Documentation” shall mean the most recent versions of the following documents: Instructions for Use (IFUs), Customer Notifications, Safety Data Sheets (SDS/MSDS), Certificates of Analysis, Certificates of Compliance.

1.15.	“Territory” shall mean the territories of the following countries: worldwide.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

1.16.	“Trade-Marks” shall mean the trademarks, trade names, and marks used by a Party during the term of this Agreement.

2.	DISTRIBUTION

2.1.

Distribution Right. Twist hereby grants SOPHiA during the term of this Agreement the right to resell the Product solely in conjunction and/or repackaged with SOPHiA Product as described in Schedule C (“Combined Product”) in the Territory. The distribution right under this Section 2.1 is limited to the sale of Combined Product to end-users and SOPHiA’s sub-distributors and shall not include sales to third parties with the intention to use the Combined Product for Denied Transactions.

2.2.

Resale. SOPHiA will resell the Product only in conjunction and/or repackaged with SOPHiA Product as described in Schedule C as Combined Product. In no case will SOPHiA resell the Product as stand-alone item or single items of the Product only, unless SOPHiA obtains Twist’s prior written consent on a case-by-case basis, which may include for product replacements, quality control, and any other special circumstance that requires stand-alone product. SOPHiA shall not provide, sell or distribute Combined Products to or through third parties who are not SOPHiA’s sub-distributors or the end- users of such Combined Products, unless SOPHiA obtains Twist’s prior written consent on a case-by-case basis (and in such case, additional terms and conditions may apply). Furthermore, SOPHiA may not provide, sell or distribute Combined Products to anyone listed on Schedule E attached hereto (and incorporated herein by reference) as a restricted customer or otherwise as someone to whom SOPHiA may not distribute Combined Products. Furthermore, SOPHiA: (i) shall not, and require that its sub- distributors shall not, provide, sell or distribute Combined Products to End Users in the restricted countries listed in Section 1 of Schedule F; and (ii) shall, and shall require that its sub-distributors proceed with caution by conducting reasonable due diligence when providing, selling or distributing Combined Products to End Users in the countries listed in Section 2 of Schedule F. For purposes of this Agreement, any person or entity receiving, possessing, reselling, distributing or using Products or Combined Products, other than SOPHiA or Twist, shall be an “End User” hereunder.

2.3.	Compliance

2.3.1. The Parties shall comply with all applicable customs and export control regulations. In particular, without limitation, SOPHiA shall refrain from any transactions in relation to the goods delivered by Twist which would violate any sanctions, embargoes or foreign trade restrictions issued by European Community, Switzerland or the Unites States of America or any other applicable national export law (referred to as “Denied Transaction”).

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

2.3.2. The Parties are also responsible for compliance with all other laws and regulations, regulatory requirements, guidelines and decisions of judicial or regulatory bodies which may apply to them in the course of producing or distributing the Products.

2.4.

Regulatory Approval of Product. Twist provides the Product for research use only and SOPHiA and End Users shall not use the Products for any other purposes. The Products have not been approved, cleared, authorized or licensed by the United States Food and Drug Administration (“FDA”) or any other applicable governmental agency, within or outside the United States, for any use. SOPHiA and End Users shall not use any Product in humans to treat or diagnose any condition nor for any other diagnostic or therapeutic purposes, unless SOPHiA and/or the End User (as applicable) obtains any regulatory approval that may be required for such uses (e.g. CE mark under IVDD requirements, FDA or equivalent). In any event, SOPHiA and End Users shall use all Products in accordance with applicable laws, rules, regulations and governmental policies and in accordance with the terms and conditions of this Agreement. Twist will not be responsible or liable for any losses, damages, costs, expenses, or any other forms of liability arising out of the use of the Products and/or Combined Products. Except for SOPHiA’s distribution and sale of Products in accordance with this Agreement, SOPHiA and End Users shall not sell, resell, transfer or distribute any Products to any third party. SOPHiA and End Users also agree not to (and not to authorize or permit others to) reverse engineer, deconstruct or disassemble any Products.

2.5.	Regulatory Approval of Combined Product. SOPHiA shall be the legal manufacturer of the Combined Product and shall be solely responsible for obtaining any regulatory approval that may be required.

2.6.	Technical Documentation. Twist shall provide the Technical Documentation which is up- to-date and to provide the latest versions to SOPHiA in English.

2.7.

Labeling. Twist labeling of the Product at the time of shipment to SOPHiA shall refer to Twist as the legal manufacturer. Twist represents to its actual knowledge that at the time of shipment to SOPHiA the labelling of the Product complies in all aspects with regulatory requirements applicable throughout the Territory. Without limitation to the foregoing, the labelling shall specify that the Products is for research use only. SOPHiA is responsible for confirming labeling of products used in combination with Products or shipped with other materials, goods, or non-Twist products so that SOPHiA complies with any and all applicable laws and regulations, as well as the research use only limitation on Products.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

2.8.

Promotional Materials. SOPHiA shall be responsible for the preparation of sales literature, advertising, and promotional materials. The Product shall bear Twist’s branding, provided that SOPHiA may add the indication “Powered by SOPHiA” on such material. However SOPHiA may not (i) materially modify, change, decompile, transfer, or reverse engineer the Product, (ii) repackage or rebrand the Products with another company’s name, except for SOPHiA’s Affiliates. SOPHiA shall provide all promotional and marketing materials regarding Products and which contain, include or refer to Twist, Twist’s logo or Twist’s branding, to Twist and obtain its prior written approval.

2.9.

End User Technical Support. Subject to the terms of this Agreement, SOPHiA shall train its personnel and establish product information database such that SOPHiA can perform the technical support to End Users. To that effect, Twist shall make available all training material it has at its disposal with respect to the Products. The primary point of contact for the purposes of any technical support to SOPHiA at Twist’s technical support shall be [**].

2.10.	Product Supply

2.10.1. Twist shall use commercially best efforts to manufacture and deliver those quantities of the Product ordered by SOPHiA in accordance with this Agreement.

2.10.2. SOPHiA shall provide Twist within [**] from the Effective Date, and thereafter on a [**] basis by the [**] day of the [**], with a non-binding good faith six (6)-months’ rolling written forecast, setting out SOPHiA’s desired quantities of the Product in monthly increments (the “Forecast”).

2.10.3. SOPHiA may issue a purchase order to Twist in accordance with the terms of this Agreement detailing the Products it wishes to order, and which shall contain the purchase order number, the Product catalogue number, name and quantity and total purchase price of the Product in United States Dollars (USD) as per Schedule B (“Purchase Order”). Each Purchase Order [**] and such other requirements as may be further described in Schedule B. Any volume discount for Products shall be set forth in Schedule B and resets each year on the anniversary of the Effective Date. A Purchase Order shall become an “Order” under this Agreement that may be accepted by Twist. Once an Order is accepted by Twist, SOPHiA may not cancel such Order. No additional terms contained in any Purchase Order, invoice or other ordering document, or correspondence shall bind either Party or be construed to modify or amend the terms of this Agreement. In the event of any conflict, the Agreement, shall control and take precedence, followed by the Purchase Order, in that order.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

2.10.4. In the event that, despite using commercially best efforts, Twist determines that it has failed to make the Products, Twist will notify SOPHiA thereof and the corresponding Order shall thereupon be cancelled. Twist may also cancel any Order if Twist determines (in its reasonable discretion) a founded need to do so for patent infringement or export restrictions and/or feasibility reasons. [**]. Notwithstanding anything to the contrary, nothing in this Agreement shall limit or restrict Twist’s right and ability at all times to provide, sell, supply or distribute products and services to third parties which are similar or identical to the Products or services made, provided or supplied under this Agreement, provided it does not use SOPHiA’s Background IP (as defined hereinafter) in doing so.

2.10.5. Twist shall deliver the Products by the target delivery date specified in the Order (which in any event shall not be less than [**] after acceptance of such Order), subject to availability of capacity and adequate lead times. [**].

2.11.	Price and Terms of Payment

2.11.1. The Products will be invoiced to SOPHiA at the prices including volume discounts shown in Schedule B.

2.11.2. All prices are understood to be FCA Twist’s facility (Incoterms 2010). All shipment costs will be borne by SOPHiA per pricelist shown in Schedule D. Except as otherwise stated in the Order, Twist may ship all Products using the means and carrier of its choice. Twist may deliver Orders in installments, only if so agreed upon with SOPHiA (permission not to be unreasonably withheld), in which case Twist will send a separate invoice for each delivery. Twist does not clear Products for import into SOPHiA’s country if outside the U.S., which is SOPHiA’s sole responsibility.

2.11.3. All prices are exclusive of VAT and other taxes imposed by any government authority. SOPHiA will be responsible for the payment of, and shall pay all, taxes and duties imposed on it with respect to the Products supplied (and any other performance by Twist). However, SOPHiA shall not be liable for income taxes or similar imposed by authorities on Twist.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

2.11.4. Prices indicated in Schedule B shall not be subject to change. [**].

2.11.5. Each payment by SOPHiA is to be made in United States Dollars (USD), on the dates or occasions specified in the Order, or if not so specified in the Order, within [**] of the date of issuance of the invoice. Any late payments will bear a default interest of [**] per month. Further, Twist shall be entitled to [**]. If Twist appoints a collection agency or an attorney to recover any unpaid amounts from SOPHiA, Twist may charge SOPHiA and SOPHiA agrees to pay all reasonable costs of collection, including all associated reasonable attorneys’ fees. Payments shall be addressed to and sent via the means specified in the Agreement or the Order or otherwise as designated in writing by Twist.

3.	SOPHIA SEQUENCES, MATERIALS, RESTRICTIONS AND RESPONSIBILITIES

3.1.

SOPHiA Representations. SOPHiA represents and warrants that: (a) SOPHiA has all rights, licenses, consents and permissions required to provide the Sequence Information to Twist and for Twist to use such Sequence Information to make and supply the Products and otherwise perform under this Agreement and the applicable Order; (b) SOPHiA has the right to have the Sequence Information synthesized and made by Twist hereunder; and (c) Twist’s possession and use of the Sequence Information and any Product that SOPHiA orders under and in accordance with this Agreement and the applicable Order shall not violate any applicable laws or SOPHiA agreement, or infringe or misappropriate the intellectual property rights of any third party. At the request of SOPHiA, and only if required to do so by applicable law or regulation, Twist agrees to enter into one or more agreements governing the processing and/or transfer of data in order to comply with requirements of applicable laws and regulations, such as the EU General Data Protection Regulation, the Swiss and the Swiss General Act on Data Protection, and the US HIPAA Security and Privacy Rules. For avoidance of doubt, SOPHiA will not be sharing any protected health information (“PHI”, as defined under HIPAA) at any point with Twist related to this Agreement or any Order.

3.2.

Parties’ Responsibilities. Neither party shall enter into any other legally binding obligations on behalf of the other party, or make any misrepresentations or false or misleading statements, comments, or materials regarding the other party or its business. In addition to and without limiting the foregoing, each party will perform those tasks and fulfill those responsibilities specified in this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

3.3.

End User. Prior to any provision, sale or distribution of any Product to an End User, SOPHiA shall ensure such End User has agreed in writing to be bound by terms and conditions consistent with the applicable terms and conditions of this Agreement (including but not limited to those terms set forth in Section 2.4, 3.1, 3.2, 3.3, 4.3, 4.5, 5.1, and 5.3). SOPHiA shall be solely responsible and liable for End User’s compliance with SOPHiA’s General Terms and Conditions. SOPHiA shall notify Twist promptly if SOPHiA becomes aware of any breach by an End User of any material provision of this Agreement. SOPHiA shall be solely responsible and liable for End User interactions and support, and any issues or problems raised by End User or End User’s use of any Products (and Twist shall have no obligations or liability with respect to any of the foregoing). Twist’s obligations shall be limited solely and directly to SOPHiA as set forth in this Agreement.

4.	GENERAL PROVISIONS

4.1.

Certificate of Analysis. Twist shall send an electronic copy of a Certificate of Analysis with each lot of Product delivered for custom Products. No special testing shall be required for the Product. An example of the Certificate of Analysis is enclosed in Schedule C.

4.2.

Entry Inspection. In the event that the delivered Product fails to comply with the Specifications described in Schedule C at the time of its receipt by SOPHiA or in the event that any delivered quantity of Product falls short of the ordered quantity by more than [**] (or such other percentage specified in the applicable Quotation) (except where any of the foregoing are due to causes occurring during or after shipment), SOPHiA shall notify Twist in writing within a period of [**] of receipt of such Products. Hidden defects, such as but not limited to functional underperformance or unusual product decay over time, which could not be detected in an appropriate entry inspection, shall be notified to Twist within [**] of SOPHiA becoming aware of such event, however not later than [**] after receipt of the respective shipment of the Products. If SOPHiA does not notify Twist of such non- compliance or shortfall within such applicable time period, such Products will be deemed accepted and fully conforming and compliant for purposes of this Agreement. If SOPHiA timely notifies Twist, [**]. Claims for non-conforming Products and remedies therefore shall only be available directly to SOPHiA and such claims may not be made by End Users nor shall End Users have any rights or remedies with respect thereto. The foregoing shall be SOPHiA’s sole and exclusive remedy, and Twist’s sole and exclusive liability, for any failure of Products to conform to the Specifications, Order (including without limitation to any Sequence Submission or Quotation) or otherwise be satisfactory. If so directed by Twist, SOPHiA shall, at Twist’s expense, return nonconforming Products to Twist’s manufacturing facilities, using such carrier and such delivery dates and terms as Twist may reasonably

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

specify within [**]. In the event of a dispute between the Parties regarding conformance to the Specifications, Twist may submit the Product to an independent third party laboratory (the “Laboratory”) to be mutually agreed upon by the Parties for testing. The Laboratory shall render its determination as arbitral expert and the determination of the Laboratory shall be final and binding on the Parties. The Party against which the Laboratory rules shall bear the costs of the Laboratory. If such Laboratory determines that the Products conformed to the Order, Twist shall have no obligation to provide replacement Products.

4.3.	Warranties and Claims

4.3.1. Limited Product Warranty. Except as explicitly stated in this Agreement and Section 4.2, Twist warrants that at the time of delivery and for a duration of [**] following such delivery, the Products listed in Schedule A shall conform to the Specifications and shall be merchantable per Twist certificate of analysis. This warranty is expressly made contingent upon proper use of Products in the application for which they were intended in accordance with any instructions for use included with the Product. Twist shall not be liable for any of the foregoing with respect to any product labeling provided or used by SOPHiA or for any noncompliance with the foregoing due to the handling, packaging, or installing of Product by SOPHiA in a manner inconsistent with Twist’s instructions. Twist warrants to SOPHiA (a) to have good title to the Products supplied under this Agreement, (b) Twist is responsible for its own Twist Manufacturing Technology as incorporated into the Products supplied under this Agreement pursuant to Section 4.3.3 and (c) Products supplied under this Agreement listed in Schedule A will comply with the applicable specifications agreed for them per a Twist certificate of analysis and detailed in a Sequence Submission (subject to Section 4.2) and be supplied with a manufacturer’s shelf life of a period of [**] from delivery to SOPHiA in accordance with sub-paragraph 4.2.1, and (b) the Technical Documentation is up-to-date. The aforementioned is conditioned upon SOPHiA designating one (1) SOPHiA ordering personnel and coordinator at SOPHiA offices who must proactively run a query with Twist’s Supply Chain department prior to each applicable request and order to confirm in writing with Twist the feasibility of a particular shipment shelf life or limited warranty (for avoidance of doubt, this shall not apply to orders retroactively, those placed via eCommerce, or those requested after-the-fact of an Order being placed with Twist or its personnel).

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Twist will make reasonable, good faith efforts to complete (as a target date) within [**] where this Agreement is in force stability testing. Upon successful completion (as determined in good faith by Twist) of stability testing during that period, Twist shall offer [**]for Schedule A Products through an amendment or new agreement mutually agreed to by the parties.

Regardless, SOPHiA can terminate this Agreement pursuant to Section 4.8.1 if Twist is unable to provide a [**] after such future stability testing.

4.3.2. Warranty Disclaimer. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, TWIST MAKES NO, AND HEREBY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES OF ANY KIND NOT EXPRESSLY PROVIDED IN THIS AGREEMENT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, FITNESS FOR A PARTICULAR PURPOSE (INCLUDING FOR THE USE INTENDED BY SOPHIA) AND NON-INFRINGEMENT AS WELL AS WARRANTIES REGARDING SECURITY, RESULTS OBTAINED THROUGH THE USE OF ANY PRODUCT AND ANY WARRANTY ARISING FROM A STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF PERFORMANCE, DEALING OR USAGE OF TRADE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

4.3.3. Should any Twist Manufacturing Technology incorporated into any Product (if any) become, or is reasonably likely to become, the subject of a Third Party Claim (as defined below) of infringement, Twist may opt for one of the following options (at its entire discretion): [**]. Nothing contained herein shall limit Twist’s indemnification obligations in accordance with subsection 5.2.

4.3.4. Twist will not be liable for loss of profit or any other indirect or consequential damages to SOPHiA, unless these damages were caused by gross negligence or wilful misconduct of Twist.

4.3.5. Limitation of Damages. EXCEPT FOR DAMAGES FOR BREACH OF THE OBLIGATIONS UNDER SECTION 2.4 AND SECTION 5, OR SOPHIA’S OR ITS CUSTOMERS’ BIOSECURITY OBLIGATIONS OR LIMITATIONS ON PRODUCT USE, OR SOPHIA’S BREACH OF THIS AGREEMENT OR APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, GROSS NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INCIDENTAL, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA. TWIST SHALL HAVE NO LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL. NOTHING CONTAINED HEREIN SHALL LIMIT A PARTY’S LIABILITY IN CASE OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

4.4.

Infringement/Assistance in Protecting Intellectual Property. A Party shall report to the other Party any infringement of the Trade-Marks, or imitation of the Trade- Marks, with respect to the Products, of which it may become aware of.

4.5.	Non-Disclosure and Non-Use

4.5.1. Twist and SOPHiA will not disclose to any third party or use for any purpose (other than to perform its obligations or exercise its rights under this Agreement) any confidential information relating to the other party’s business or methods of carrying on business or to technology related to the Products. Such confidential information (hereinafter to be referred to as “Information”) shall include, but shall not be limited to, processes, techniques, research, technology, pricing, cost data, know-how, trade secrets, memoranda, and supplier and customer lists provided by the disclosing party. For clarity, the Sequence Information shall be Information of SOPHiA, Twist Manufacturing Technology shall be the Information of Twist, and this Agreement and any other aspects of an Order shall be the Information of both Parties.

4.5.2. Both Parties agree to only disclose Information of the disclosing Party to its officers, directors, consultants, and employees with a need to know such Information only for the purpose of conducting the business relationship between the Parties in the context of this Agreement and who are obliged to maintain the Information in confidence under obligations at least as protective as those contained herein.

4.5.3. The preceding obligation to maintain the Information in confidence and the limitation upon the right to use the Information shall not apply to the extent that:

a.	the receiving Party can establish that the Information disclosed pursuant hereto is already in its possession; or

b.	the Information is or becomes in the future public knowledge through no fault or omission of receiving Party;

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

c.	the Information is lawfully revealed to receiving Party on a non-confidential basis by a third party having the right to disclose it and license its use;

d.	is independently developed by receiving Party without use of or reference to the Information of disclosing Party; or

e.

the Information is required to be disclosed by the receiving Party to comply with applicable laws or governmental regulations, provided that (i) the receiving Party shall use reasonable efforts to provide prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions upon request to avoid and/or minimize the extent of such disclosure and (ii) any Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally required disclosure.

4.5.4. Each Party may disclose the terms of this Agreement or any Order, without the consent of the other Party, to existing or prospective investors, acquirers, partners, collaborators, licensees, contractors, and to such Party’s accountants, attorneys and other professional advisors; in each case on a need-to-know basis and subject to confidentiality restrictions at least as protective as those contained herein.

4.5.5. Upon termination or expiration of the Agreement, or upon written request of the disclosing Party, the receiving Party shall promptly return or destroy all documents, notes and other tangible materials representing the disclosing Party’s Information and all copies thereof (excluding any Information that is subject to a surviving license granted to the receiving Party hereunder); provided, however, that the receiving Party may retain a copy of such Information for legal archival purposes and for compliance with the surviving provisions of this Agreement and applicable laws and regulations, provided that such copy remains subject to the confidentiality obligations of this provision.

4.5.6. The preceding obligations to maintain in confidence and restrictions on use of the Information received pursuant hereto shall terminate [**] after expiration or termination of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

4.6.	Intellectual Property.

4.6.1. Any patents, copyrights, trademarks, trade secrets and other intellectual property rights already owned or controlled by a Party prior to entering into this Agreement or developed by a Party outside the scope of this Agreement shall be owned by the Party who developed, owned, or controlled it (the “Background Intellectual Property”). SOPHiA’s Background Intellectual Property includes, without limitation, SOPHiA submitted Sequence Information, its trade secrets, know-how, methods, protocols, procedures, algorithms, inventions, software, document, materials, work of authorship, technologies, copyrights and Trademarks. Twist’s Background Intellectual Property includes Twist’s methods, protocols, procedures, algorithms, inventions, software, documents, vectors, plasmids, materials, works of authorship and other technologies (and any improvements thereto) used or practiced in connection with gene or DNA synthesis, assembly and manufacturing, whether or not developed, created or improved in connection with Twist’s performance under this Agreement (collectively, “Twist Manufacturing Technology”). Nothing contained herein shall be construed as transferring Background Intellectual Property from a Party to another, except to the extent expressly provided for in this Agreement.

4.6.2. In the event Twist incorporates any Twist Manufacturing Technology into any Products shipped to SOPHiA and duly paid for by SOPHiA, Twist will grant and does hereby grant to SOPHiA (and any End User receiving such Products directly from SOPHiA or in accordance with this Agreement) a perpetual, non-exclusive, fully paid-up worldwide license to use such Twist Manufacturing Technology incorporated into such Products, solely as incorporated into and solely as necessary to use such Products, subject to the terms and conditions of this Agreement. SOPHiA shall have no other rights, assignments or licenses to Twist Manufacturing Technology other than what is provided in this subsection 4.6.2.

4.6.3. For the purpose of clarity, subject to Sections 2.8 and 4.7.1, any marketing material created solely by SOPHiA for the Products in accordance with this Agreement shall be owned exclusively by SOPHiA.

4.6.4. It is not anticipated that SOPHiA or End Users will be providing any suggestions, feedback, recommendations, improvement ideas or input regarding Twist Manufacturing Technology (“Suggestions”). In the unlikely event that SOPHiA and/or End Users provide any such Suggestions to Twist, SOPHiA and/or End User hereby grants to Twist a worldwide, royalty-free, fully paid-up, non-exclusive, fully sublicensable, irrevocable, perpetual license to use, make, have made, reproduce, offer to sell, sell, publicly perform, publicly display, adapt, modify, create derivative works of, distribute, import, and otherwise exploit the Suggestions. The foregoing license will survive any termination or expiration of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

4.6.5. Recalls. In the event SOPHiA believes a Recall may be necessary with respect to a Product, SOPHiA shall immediately notify Twist in writing within [**]. In the event a Recall is requested by Twist required by the directive or order of any governmental authority or court of competent jurisdiction, SOPHiA shall follow Twist’s directions or the recalling authority’s instructions for conducting the Recall and for returning or destroying and confirming destruction of the recalled Products after completion of the Recall. In the event of a Recall, SOPHiA shall, upon Twist’s request, contact SOPHiA’s customers of the affected Product, assist in arranging for return shipment of the Product to Twist, and distribute any required notifications. Any reasonable expense incurred by SOPHiA on behalf of Twist for a Recall shall be documented by SOPHiA and borne by Twist. If a Recall results from SOPHiA’s negligence or willful misconduct, SOPHiA shall be responsible for those expenses of such Recall. In all cases, the Parties shall conduct the Recall in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices and applicable law. SOPHiA shall deliver copies of all Recall-related records to Twist promptly (and no later than one (1) month of SOPHiA receiving or preparing them).

4.6.6. Duration and Notice of Termination. This Agreement shall enter into force at the Effective Date and shall continue for an initial period of three (3) years (“Initial Period”) and shall automatically extend for successive one (1) year periods, provided that neither Party gives written notice of termination to the other [**]. This Section 4.7 does in no way abrogate the rights of either Party to terminate this Agreement earlier under any of its other provisions. Twist can demand payment in advance for orders which are requested by SOPHiA after notice of termination has been given but prior to expiration of this Agreement.

4.7.	Termination

4.7.1. Notwithstanding any other provisions of this Agreement, either Party may terminate this Agreement with or without cause effective upon [**] prior written notice to the other Party.

4.7.2. Either Party may terminate this Agreement upon [**] notice to the other Party in the event of any of the following:

a.	An assignment by the other Party for the benefit of creditors; or

b.	The admitted insolvency of the other Party; or

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

c.

The institution of voluntary or involuntary proceedings by or against the other Party, in bankruptcy, insolvency, suspension of sales or operations, or for appointment of a receiver, or for the winding-up or dissolution or reorganization of the other Party; or

d.	The material breach by the other Party of this Agreement, if such other Party fails to remedy such material breach within [**] after it shall have been given written notice thereof.

e.	[**].

4.7.3. During any notice period pursuant to Section 4.9, SOPHiA shall be able to request any orders of Products in accordance with this Agreement only in exchange for pre-payment of the according amounts.

4.8.	Non-Waiver. Failure of a Party to terminate this Agreement following any breach hereof by the other Party shall not be deemed a waiver of the rights arising from such or any future breach.

4.9.	Effect of Termination. Upon termination of this Agreement:

4.9.1. All indebtedness of SOPHiA to Twist will become due and payable, if not already due and payable, at the time of termination.

4.9.2. The rights of each Party against the other which may have accrued up to the date of such termination, and the provisions of Sections 2.4, 4.2.1, 4.2.2, 4.2.4, 4.2.5, 4.3-4.8, 4.11, 5.1-5.3, and 6 of this Agreement shall remain in force after the termination of this Agreement.

4.9.3. The Parties are not precluded from seeking damages from each other which have been caused by the other Party prior to termination.

4.9.4. Notwithstanding the above, SOPHiA will have the right to commercialize the remaining Products it has in stock under the terms of this Agreement after its termination as if it were still valid for a period of [**] following its termination if termination was not due to alleged or actual contract breach or misconduct by SOPHiA or its Customers.

5.	INDEMNIFICATION AND COMPLIANCE

5.1.

Indemnification by SOPHiA. SOPHiA will indemnify, hold harmless and defend (collectively, “Indemnify”) Twist, its Affiliates and their respective directors, stockholders, employees and agents (each an “Twist Indemnitee”) against any and all losses, damages, liabilities, judgments,

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

fines, amounts paid in settlement, expenses and costs of defense (including without limitation reasonable attorneys’ fees and witness fees) (“Losses”) resulting from any claim, action or proceeding brought or initiated by a third party (“Third Party Claim”) against Twist Indemnitees to the extent that such Third Party Claim arises out of: (i) the use, marketing, sale or distribution of the Products or Combined Products; (ii) the gross negligence, recklessness or willful misconduct of any SOPHiA Indemnitee; (iii) the infringement of any third party intellectual property rights arising from the use of any Sequence Information to manufacture and supply the Products in accordance with this Agreement; (iv) any End User, or any claims or disputes by any End User, or any failure of an End User to comply with the applicable terms and conditions of this Agreement, that is not caused by Twist’s own actions or omissions; or (v) SOPHiA’s breach of its obligations, warranties or representations under this Agreement; except to the extent such Third Party Claim arises out of any matter for which Twist is obligated to Indemnify pursuant to Section 5.2 below.

5.2.

Indemnification by Twist. Twist will indemnify, hold harmless and defend (collectively, “Indemnify”) SOPHiA, its Affiliates and their respective directors, stockholders, employees and agents (each an “SOPHiA Indemnitee”) against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including without limitation reasonable attorneys’ fees and witness fees) (“Losses”) resulting from any claim, action or proceeding brought or initiated by a third party (“Third Party Claim”) against SOPHiA Indemnitees if such Third Party Claim arises out of: (i) the gross negligence, recklessness or willful misconduct of any Twist Indemnitee; (ii) Twist’s breach of its obligations, warranties, or representations under this Agreement; or (iii) the infringement of any third party intellectual property rights by Twist’s use of Twist Manufacturing Technology to manufacture the Products, provided, that such indemnity shall not apply to the extent arising from any matter for which SOPHiA is obligated to Indemnify pursuant to Section 5.1 above.

5.3.

Indemnification Conditions and Procedures. Each Party’s agreement to Indemnify the other Party is conditioned on the indemnified Party: (a) providing written notice to the indemnifying Party of any Third Party Claim for which is it seeking indemnification hereunder promptly after the indemnified Party has knowledge of such claim; (b) permitting the indemnifying Party to assume full control over the defense and settlement of such Third Party Claim, except that the indemnified Party may cooperate in the defense at its own expense using its own counsel (and indemnified Party must approve any settlement that involves an admission by or imposes a material obligation on such Party, such approval not to be

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

unreasonably withheld); (c) providing reasonable cooperation, information and assistance to the indemnifying Party, at the indemnifying Party’s reasonable expense, with respect to the defense and settlement of such Third Party Claim; and (d) not compromising or settling (or admitting any liability for) such Third Party Claim without the indemnifying Party’s written consent.

5.4.

Compliance with Law. The Parties agree to observe the rules and resolutions as published and as may be amended from time to time by the United Nations, the US Government, the Government of Switzerland and the European Union regarding sanctions against individuals associated with terrorist organizations (in particular to observe the sanction lists published under:

www.un.org/Docs/sc/committees/1267/1267ListEng.htm;

http://www.bis.doc.gov;

https://www.seco.admin.ch/seco/en/home/Aussenwirtschaftspolitik_Wirtschaftliche_Zus ammenarbeit/Wirtschaftsbeziehungen/exportkontrollen-und-

sanktionen/sanktionen- embargos.html, and

http://ec.europa.eu/external_relations/cfsp/sanctions/consol-list_en.html

Each Party shall comply with U.S. export laws and regulations, as may be amended from time to time.

5.5.	Compliance with Anti-Corruption Law.

Each Party represents to the other Party that:

5.5.1. Neither it, nor any of its officers, directors, employees, agents or other representatives has performed or will perform any of the following acts in connection with this Agreement, any sale made or to be made hereunder, any compensation paid or to be paid hereunder, or any other transactions involving its business interests: pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any Public Official for the purpose of (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (iii) securing any improper advantage.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

5.5.2. It will promptly respond to requests by the other Party, or its authorized representatives, to provide additional information and/or complete additional training, as may be requested by said Party from time to time.

5.5.3. Neither it nor any of its officers, directors, employees, agents or other representatives are currently a Public Official.

5.5.4. Neither it nor any of its officers, directors, employees, agents or other representatives SOPHiA are currently associated with or owned by a Public Official.

5.5.5. Neither it nor any of its officers, directors, employees, agents or other representatives is, or has been, debarred, suspended or otherwise prohibited from transacting business with a government institution or been convicted of any crime involving fraud, conflict of interest, bribery or gratuity violations.

5.5.6. The Parties have implemented effective disclosure procedures, controls and accounting systems to ensure compliance with applicable anti-corruptions laws, including, but not limited to, the FCPA.

5.5.7. A Party will immediately notify the other Party of any changes to the foregoing or if it becomes aware of potential behaviour that violates any applicable law, including the FCPA.

6.	MISCELLANEOUS

6.1.	Notices. All notices shall be in writing addressed as follows, or to such other address as may be designated from time to time:

If to Twist:	[**]

If to SOPHiA:	SOPHiA GENETICS SA c/o [**] Rue du Centre 172 CH-1025 Saint-Sulpice Telephone No.: [**] [**]

6.2.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the New York, without giving effect to the laws of conflict. The Convention on the International Sale of Goods shall not be applicable.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

6.3.

Publicity. Except as otherwise set forth in this Agreement, neither Party shall name, refer to the other Party, or otherwise use the other Party’s logos, trade names, trademarks, for publicity, press releases, marketing, or any other external communication without such other Party’s prior written consent. All branding, materials, sales literature and promotional documents bearing Twist’s name, logo or intellectual property will be run by Twist in advance of printing or shipping products, combination products, collateral or other documents electronic or otherwise related to this Agreement at least [**] prior to intended use by Sophia before using (for final approval by Twist), it being understood that Twist shall provide any comments or suggestions within [**] of its receipt of the documentation or literature. Twist shall not unreasonably withhold its approval of the literature or documentation.

6.4.

Entire Agreement. The terms and conditions contained in this Agreement (including Schedules) constitute the entire agreement between the Parties and supersede all previous communications, representations, agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement shall be binding upon either Party unless in a writing wherein this Agreement is specifically referred to, and signed by the duly authorized representatives of both Parties.

6.5.	Headings. The headings of the sections in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

6.6.

Severability. Should any part of this Agreement for any reason be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect. In such case, the Parties agree that they will, in good faith, negotiate with one another to replace such invalid provision with a valid provision, as similar as possible to that which has been held to be invalid.

6.7.	Amendments. Any amendments, modifications or changes to this Agreement, including this clause, must be made in writing and signed by the duly authorized representatives of both Parties.

6.8.

Prevailing Language. This Agreement has been drawn up in the English language. Each Party may prepare a translation into its own native language. However, in case of inconsistencies between the English text and any of its translations, the English text will prevail.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

6.9.	Disputes

6.9.1. Duty to negotiate. The Parties will use their good faith efforts to amicably negotiate and seek to resolve any disputes between them arising out of or in connection with this Agreement, including disputes about its validity in whole or in part.

6.9.2. Arbitration. If the Parties fail to reach an amicable settlement, such disputes shall, to the exclusion of the regular courts, be decided by binding arbitration in London, England. This arbitration shall be constituted and proceed according to the International Rules of Arbitration, as administered by one (1) arbitrator appointed in accordance with said rules. These rules shall also govern the enforcement of any award, the compensation of the arbitrator, and any other matter connected with such arbitration proceeding. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section, without breach of this arbitration provision.

6.10.

Force Majeure. If the performance of any obligation of a Party under this Agreement, other than payment obligations, is prevented or impaired for any cause beyond the reasonable control of such Party, such as governmental orders and requirements, labor or material shortages, strikes, riots, fire, flood, war, denial of service (DoS) attack and other acts of God, such Party shall be excused from performance as long as such cause continues to prevent or impair performance, provided that the defaulting Party claiming such excuse shall promptly notify the other Party of the start and stop of such cause and shall at all times use its good faith efforts to resume and complete such performance.

6.11.

Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, provided that a Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder in total to an Affiliate or a successor in interest in connection with any merger, consolidation, reorganization, or a sale or other transfer of said Party’s entire business or that part of said Party’s business to which this Agreement relates (any such consented to assignment or assignment not requiring consent being a “Permitted Assignment”), provided, in all such cases, that any such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement or is so bound by operation of law.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(signature page of a Supply Agreement between SOPHiA GENETICS and Twist Bioscience)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in two copies each of which shall be considered an original.

TWIST BIOSCIENCE CORPORATION			SOPHiA GENETICS SA

By:	/s/ Emily Proust		By:	/s/ Daan Van Well
	Name:	Emily Proust		Name:	Daan Van Well
	Title:	CEO		Title:	General Counsel

			By:	/s/ Kevin Puylaert
				Name:	Kevin Puylaert
				Title:	General Manager North America and VP Business Development

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE A

LIST OF PRODUCTS

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE B

PRICE OF PRODUCTS

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE C

SPECIFICATIONS

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE D

SHIPMENT PRICES

Shipping costs Information

[**]

[**]

Handling costs below:

[**]

For US shipments, shipping costs depend on Order and location within the US. [**] range from [**] (Berkeley) to [**] (Cambridge, Boston)

[**] from [**] (Berkeley) to [**] (Cambridge, Boston) Handling costs:

[**]

Custom fee is added as [**] of value goods

Specific case-by-case shipping and handling costs may be added to Invoices.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE E

RESTRICTED CUSTOMERS

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE F

RESTRICTED COUNTRIES

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.